News Release
Artio Global Investors Inc.

Artio Global Investors Reports Fourth Quarter and Full Year 2009 Results; Announces Quarterly Dividend of $0.06 Per Share

NEW YORK, NY, February 2, 2010 – Artio Global Investors Inc. (NYSE: ART) (together with its subsidiaries, “Artio Global” or the “Company”) today reported its results for the fourth quarter and year ended December 31, 2009.

Financial Highlights

•
Adjusted[1] net income attributable to Artio Global Investors (“adjusted net income”) of $36.1 million, or $0.60 per diluted share, for the fourth quarter of 2009; (GAAP net income attributable to Artio Global Investors of $25.7 million or $0.56 per diluted share)

•	Assets under management of $56.0 billion as of December 31, 2009, up 24% for the year

•	Investment management fees of $89.3 million for the fourth quarter of 2009 up 7% from the third quarter of 2009

•	Effective fee rate[2] of 64.5 basis points for the fourth quarter of 2009
•	Adjusted operating margin of 64.0% for the fourth quarter of 2009 and 56.4% for the full year

•	Quarterly dividend of $0.06 per share on the Class A and Class C common stock

The Company’s adjusted results for the fourth quarter of 2009 assume the Principals’3 non-controlling interests have been exchanged for Class A common stock and exclude the amortization of restricted stock units granted at the time of the initial public offering (“IPO”).  Adjusted results for periods prior to the fourth quarter of 2009 primarily exclude certain non-recurring items and expenses associated with the reorganization of the Company’s ownership structure in connection

[1]	See Exhibits 3-5 of this news release for a reconciliation of the Company’s U.S. GAAP results to its Non-GAAP adjusted results (“adjusted”).

[2]	Effective fee rate is defined as annualized investment management fees divided by the average assets under management for the period.

3	Richard Pell, Chairman, Chief Executive Officer and Chief Investment Officer, and Rudolph-Riad Younes, Head of International Equity, are collectively referred to as the “Principals”.

with its IPO, as well as certain costs relating to the Principals’ former compensation structure, which are reported as part of the Company’s GAAP results.  Adjusted results are presented in order to provide more meaningful comparisons between periods.

For the fourth quarter of 2009, Artio Global reported adjusted net income of $36.1 million, or $0.60 per diluted share, an increase of 29% and 28%, respectively, from adjusted net income of $28.0 million, or $0.47 per diluted share, for the third quarter of 2009, and an increase of 62% from adjusted net income of $22.2 million, or $0.37 per diluted share, for the fourth quarter of 2008.

On a GAAP basis, net income for the fourth quarter of 2009 was $25.7 million, or $0.56 per diluted share, compared with a net loss of $412.4 million, or ($9.81) per diluted share, for the third quarter of 2009, and an increase of 94% and 75%, respectively, from net income of $13.2 million, or $0.32 per diluted share, for the fourth quarter of 2008.

For full year 2009, Artio Global reported adjusted net income of $104.9 million, or $1.75 per diluted share, down 27% and 26%, respectively, from adjusted net income of $143.1 million, or $2.38 per diluted share, for full year 2008.

On a GAAP basis, net income for full year 2009 was a loss of $378.3 million, or ($8.88) per diluted share, down from net income of $61.2 million, or $1.46 per diluted share, for full year 2008.

The tables below compare the Company’s GAAP results and adjusted results.  See Exhibits 3 – 5 of this news release for a reconciliation of GAAP results to adjusted results.

	Three Months Ended (in millions, except per share amounts)
	Dec. 31, 2009	Dec. 31, 2008	% Change	Sep. 30, 2009	% Change
Revenue[4], GAAP	$89.6	$72.6	23%	$84.5	6%
Operating income (loss), GAAP	$53.2	$23.5	127%	($298.3)	118%
Operating income, adjusted	$57.4	$39.0	47%	$42.5	35%
Net income (loss) attributable to Artio Global Investors, GAAP	$25.7	$13.2	94%	($412.4)	106%
Adjusted net income	$36.1	$22.2	62%	$28.0	29%
Diluted EPS, GAAP	$0.56	$0.32	75%	($9.81)	106%
Diluted EPS, adjusted	$0.60	$0.37	62%	$0.47	28%

4  Represents total revenues and other operating income.

	Full Year (in millions, except per share amounts)
	2009	2008	% Change
Revenue, GAAP	$307.4	$422.0	(27%)
Operating income (loss), GAAP	($228.5)	$112.7	NM
Operating income, adjusted	$173.4	$252.2	(31%)
Net income (loss) attributable to Artio Global Investors, GAAP	($378.3)	$61.2	NM
Adjusted net income	$104.9	$143.1	(27%)
Diluted EPS, GAAP	($8.88)	$1.46	NM
Diluted EPS, adjusted	$1.75	$2.38	(26%)

NM: Not meaningful

Business Highlights5

•	Net client cash inflows were $0.3 billion for full year 2009, including $2.0 billion in our fixed income strategies

•	All three of the Company’s eligible mutual funds[6] were in the top quartile of Lipper performance rankings for the five-year period ended December 31, 2009
•	Five of the Company’s nine mutual funds[7], representing over 99% of mutual fund assets, were rated four or five stars by Morningstar, as of December 31, 2009
Management Commentary

“For our first full quarter as a public company we are pleased to report strong growth in adjusted net income, both sequentially and compared to the year-ago quarter,” said Richard Pell, Chairman, Chief Executive Officer and Chief Investment Officer.  “Revenues benefited from strong market appreciation over the quarter, while lower compensation costs, resulting mainly from the modification of our deferred compensation plan, were the primary driver of lower operating expenses.”

[5]	See section entitled “Fund Performance and Other Disclaimers” of this news release for further information about Lipper and Morningstar rankings.

[6]	Class I mutual fund shares with a five-year track record; other classes may have different performance characteristics.

[7]	Class I mutual fund shares; other classes may have different performance characteristics.

“Fourth quarter flows were mixed heading into the end of the year, with outflows from our international equity strategies only partly offset by continued inflows into our fixed income strategies, especially high yield.”

“Our efficient operating model generates significant free cash flow, enabling us to both strengthen our balance sheet and announce our first quarterly dividend as a public company.”

Fourth Quarter of 2009 Comparison with Fourth Quarter of 2008

Assets Under Management8 and Net Client Cash Flows

Assets under management were $56.0 billion as of December 31, 2009, up $10.8 billion, or 24%, from $45.2 billion as of December 31, 2008, due primarily to market appreciation of $10.5 billion in 2009.

Net client cash outflows for the fourth quarter of 2009 were $1.0 billion compared to $2.0 billion for the fourth quarter of 2008, driven primarily by reduced net client cash outflows from the International Equity I strategy, net client cash inflows to the High Grade Fixed Income strategy compared with net client cash outflows in the fourth quarter of 2008, and higher net client cash inflows to the High Yield strategy.   Partly offsetting the overall decrease in net client cash outflows were net client cash outflows from the International Equity II strategy in the fourth quarter of 2009, which primarily resulted from a partial redemption of approximately $0.8 billion by a sub-advisory client, compared with net client cash inflows in the fourth quarter of 2008.

Revenues and Other Operating Income

Revenues and other operating income for the fourth quarter of 2009 totaled $89.6 million, up 23% from $72.6 million for the fourth quarter of 2008.  The increase was driven primarily by higher investment management fees, which were $89.3 million for the fourth quarter of 2009, up 21% from $73.9 million for the fourth quarter of 2008 due to higher average assets under management and an increase in the effective fee rate to 64.5 basis points, up from 62.1 basis points.

[8]	Assets Under Management information excludes legacy activities.

Expenses

Employee Compensation and Benefits

For the fourth quarter of 2009, adjusted employee compensation and benefits expenses were $17.5 million, up 26% from $14.0 million for the fourth quarter of 2008.  The increase was due primarily to higher incentive compensation costs, as the fourth quarter of 2008 included a significant reduction in year-to-date incentive compensation accruals reflecting the negative impact of market conditions.

GAAP employee compensation and benefits expenses for the fourth quarter of 2009 were $21.7 million, down 26% from $29.5 million for the fourth quarter of 2008.  The decrease was due to compensation expenses incurred in the fourth quarter of 2008 for the allocation of Class B profits interests, deferred compensation relating to the Principals and the change in redemption value of Class B profits interests, partly offset by the amortization of restricted stock units granted at the time of the IPO and the increase in incentive compensation costs discussed above.

Shareholder Servicing and Marketing Expenses

Shareholder servicing and marketing expenses for the fourth quarter of 2009 were $5.2 million, up 14% from $4.5 million for the fourth quarter of 2008, driven primarily by higher shareholder servicing costs resulting from higher average assets under management in proprietary funds.

General and Administrative Expenses

General and administrative expenses for the fourth quarter of 2009 were $9.5 million, down 37% from $15.2 million for the fourth quarter of 2008, driven primarily by a lease reserve recorded in the fourth quarter of 2008, lower client-related trading errors and professional fees in the fourth quarter of 2009, and the absence of license fees paid to our former parent, which ceased following the IPO.

Income Taxes

For the fourth quarter of 2009, the adjusted effective tax rate was 35.8%, 8.9 percentage points lower than the 44.7% adjusted effective tax rate for the fourth quarter of 2008.  The decrease was due primarily to a tax benefit recorded in the fourth quarter of 2009 associated with the anticipated amendments of prior years’ tax returns to reflect a lower apportionment of income for state and local tax purposes.

The GAAP effective tax rate was 23.9% for the fourth quarter of 2009, 22.4 percentage points lower than the 46.3% effective tax rate for the fourth quarter of 2008.  The decrease in the rate primarily resulted from the exclusion of federal and state income taxes attributable to the Principals’ non-controlling interests and the anticipated amendments of prior-years’ tax returns discussed above.

Fourth Quarter of 2009 Comparison with Third Quarter of 2009

Assets Under Management and Net Client Cash Flows

Assets under management were $56.0 billion as of December 31, 2009, up $0.2 billion from $55.8 billion as of September 30, 2009, due to market appreciation of $1.2 billion, substantially offset by net client cash outflows of $1.0 billion.

Net client cash outflows for the fourth quarter of 2009 of $1.0 billion compared with net client cash inflows of $0.3 billion for the third quarter of 2009.  The decrease in net client cash flows relates primarily to net client cash outflows from the International Equity II strategy in the fourth quarter of 2009, which primarily resulted from a partial redemption of approximately $0.8 billion by a sub-advisory client, compared with net client cash inflows in the third quarter of 2009.

Revenues and Other Operating Income

Revenues and other operating income for the fourth quarter of 2009 totaled $89.6 million, up 6% from $84.5 million for the third quarter of 2009.  The increase was driven primarily by higher investment management fees, which were $89.3 million for the fourth quarter of 2009, up 7% from $83.5 million for the third quarter of 2009, due primarily to higher average assets under management.

Expenses

Employee Compensation and Benefits

For the fourth quarter of 2009, adjusted employee compensation and benefits expenses were $17.5 million, down 21% from $22.3 million for the third quarter of 2009.  The decrease was driven primarily by lower incentive compensation costs, which resulted from an adjustment to reflect the implementation of a revised deferred compensation plan that significantly increased the proportion of incentive compensation subject to deferral.

GAAP employee compensation and benefits expenses for the fourth quarter of 2009 of $21.7 million decreased from $363.1 million for the third quarter of 2009.  The decrease was due primarily to $313.8 million in non-recurring charges recorded in the third quarter of 2009 in connection with the IPO, compensation expense for the allocation of Class B profits interest in the third quarter of 2009 and lower incentive compensation costs for reasons mentioned above, partly offset by the amortization of restricted stock units granted at the time of the IPO.

Shareholder Servicing and Marketing Expenses

Shareholder servicing and marketing expenses for the fourth quarter of 2009 were $5.2 million, up 15% from $4.5 million for the third quarter of 2009, driven by higher shareholder servicing costs resulting from an increase in average assets under management in proprietary funds, and an increase in marketing expenses.

General and Administrative Expenses

General and administrative expenses of $9.5 million for the fourth quarter of 2009 decreased 38% from $15.2 million for the third quarter of 2009, driven primarily by non-recurring professional fees incurred in connection with the IPO in the third quarter of 2009 and the absence of license fees paid to our former parent, which ceased following the IPO.

Income Taxes

For the fourth quarter of 2009, the adjusted effective tax rate was 35.8%, 1.5 percentage points higher than the 34.3% adjusted effective tax rate for the third quarter of 2009.  The increase was due primarily to a true-up recorded in the third quarter of 2009 to reflect a lower apportionment of income for state and local tax purposes, which exceeded the tax benefit related to the anticipated amendments of prior-years’ tax returns discussed above.

GAAP income tax expense of $12.4 million for the fourth quarter of 2009 decreased from $114.0 million for the third quarter of 2009, primarily as a result of a non-cash expense of $110.3 million recorded in the third quarter of 2009 related to the de-recognition of a deferred tax asset.

Full Year 2009 Comparison to Full Year 2008

Net Client Cash Flows

Net client cash inflows for 2009 were $0.3 billion compared to $1.9 billion for 2008.  The decrease in net client cash inflows relates primarily to a decrease in net client cash inflows to the International Equity II strategy, partly offset by a decrease in net client cash outflows from the International Equity I strategy and an increase in net client cash inflows to the High Yield strategy.

Revenues and Other Operating Income

Revenues and other operating income for 2009 totaled $307.4 million, down 27% from $422.0 million for 2008.  The decrease was driven primarily by lower investment management fees, which were $305.3 million for 2009, down 28% from $425.0 million for 2008, due primarily to lower average assets under management.

Expenses

Employee Compensation and Benefits

For 2009, adjusted employee compensation and benefits expenses were $74.7 million, down 11% from $83.6 million for 2008, driven primarily by lower incentive compensation costs.

GAAP employee compensation and benefits expenses for 2009 of $476.7 million increased 114% from $223.1 million for 2008.  The increase was due primarily to the non-recurring charges incurred in connection with the IPO discussed above, partly offset by a decrease in the allocation of Class B profits interests, the Principals’ deferred compensation in 2008 and lower incentive compensation costs.

Shareholder Servicing and Marketing Expenses

Shareholder servicing and marketing expenses for 2009 were $16.9 million, down 28% from $23.4 million for 2008, driven primarily by lower shareholder servicing costs resulting from a decrease in average assets under management in proprietary funds.

General and Administrative Expenses

General and administrative expenses of $42.3 million for 2009 decreased 33% from $62.8 million for 2008, driven primarily by a reduction in client-related trading errors, decreased non-recurring professional fees incurred in connection with the IPO, lower license fees paid to our former parent and a reduced lease reserve.

Income Taxes

For 2009, the adjusted effective tax rate was 39.0%, 5.0 percentage points lower than 44.0% for 2008, due primarily to the anticipated amendments of prior-years’ tax returns discussed above and lower apportionment of income for state and local tax purposes.

GAAP income tax expense of $134.3 million for 2009 increased from $54.8 million for 2008, primarily the result of a non-cash expense of $110.3 million recorded in 2009 related to the de-recognition of a deferred tax asset, partly offset by lower taxable income and the anticipated amendments of prior-years’ tax returns discussed above.

Balance Sheet and Capital

As of December 31, 2009, the Company had cash and cash equivalents of $60.8 million, marketable securities of $7.9 million and an undrawn $50.0 million committed revolving credit facility.  In the fourth quarter of 2009, the Company borrowed $60.0 million under its term credit facility.

Total equity on the Statement of Financial Position was $4.0 million as of December 31, 2009, compared to a deficit of $33.4 million as of September 30, 2009.

Shares

As of December 31, 2009, shares of Class A and Class C common stock outstanding totaled 44,414,643.

For purposes of calculating adjusted earnings per diluted share, all of the Principals’ New Class A Units, held in the intermediate holding company, are assumed to have been exchanged into shares of Class A common stock on the first day of the quarter.  Accordingly, for the fourth quarter ended December 31, 2009, adjusted total weighted-average diluted shares outstanding were 60,008,938.

Dividend

On January 28, 2010, the Board of Directors declared a dividend of $0.06 per share on the Class A and Class C common stock for the fourth quarter of 2009, which is payable on February 24, 2010 to common shareholders of record as of the close of business on February 10, 2010.

*          *          *          *

Teleconference and Webcast Details

Artio Global’s management will host a conference call for analysts and investors to review fourth quarter and full year 2009 results, today, February 2, 2010, beginning at 8:00 a.m. (Eastern Time).  The call can be accessed by dialing +1-888-680-0860 (inside the United States) or +1-617-213-4852 (outside the United States).  The number should be dialed at least ten minutes prior to the start of the call.  The passcode for the call will be 80728240.  A simultaneous live audio webcast of the call will be available to the public on a listen-only basis on the Investor Relations page of Artio Global’s website at www.ir.ArtioGlobal.com.

For those unable to listen to the live broadcast a replay will be available by dialing +1-888-286-8010 (inside the United States) or +1-617-801-6888 (outside the United States), and using the passcode 11768646, beginning approximately two hours after the event for a period of one week.  A webcast replay of the event will also be available on the Investor Relations section of the Company’s website at www.ir.ArtioGlobal.com.

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About Artio Global Investors Inc.

Artio Global Investors Inc. is the indirect holding company of Artio Global Management LLC (“Artio Global Management”), a registered investment adviser headquartered in New York City that actively invests in global equity and fixed income markets, primarily for institutional and intermediary clients.

Best known for International Equities, Artio Global Management also offers a broad range of other investment strategies, including High Grade Fixed Income, High Yield and Global Equity, as well as a series of US Equity strategies. Access to these strategies is offered through a variety of investment vehicles, including separate accounts, commingled funds and SEC-registered mutual funds.

Since 1995, Artio Global Management has built a successful long-term track record by taking an unconventional approach to investment. Based on a philosophy of style-agnostic investing across a broad range of opportunities, we have consistently pursued a global approach that we believe provides critical insights in adding value for clients over the long-term.

For more information, please visit www.artioglobal.com.

*          *          *          *

Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this news release may, and the related prepared remarks do, contain forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our adjusted compensation ratio, future tax rate, free cash flow and declaration of dividends.  These forward‐looking statements are based on the Company’s current assumptions, expectations and projections about future events. Words like “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project”, and similar expressions are used to identify forward‐looking statements, although not all forward-looking statements contain these words. These forward‐looking statements discuss matters that necessarily involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward‐looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward‐looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s registration statement on Form S‐1 (File No. 333‐149178), filed with the Securities and Exchange Commission on February 12, 2008, as amended, and in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s report on Form 10‐Q (File No. 001‐34457) filed with the Securities and Exchange Commission on November 13, 2009. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance, or achievements.

The cyclical nature of the asset management industry and the economy leads to volatility in our revenues and financial results, including our compensation ratio.  In addition, a change in headcount or competitive compensation levels, or an increase or decrease in revenues, could also lead to a change in our compensation ratio.

Any forward‐looking statements in this news release and the related prepared remarks speak only as of the date of this news release. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward‐looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward‐looking statements will not be realized.

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Contacts

Investor Relations: Peter Sands Head of Investor Relations +1 212 297 3891 ir@artioglobal.com	Media Relations: Neil Shapiro Intermarket Communications +1 212 754 5423 nshapiro@Intermarket.com

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Fund Performance and Other Disclaimers

Lipper rankings are for Class I mutual fund shares with a five-year track record only.  Other classes may have different performance characteristics.  Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads.  If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Morningstar rankings are for Class I mutual fund shares with a minimum three-year track record.  For each mutual fund with at least a three-year history, Morningstar calculates a Morningstar Rating™ based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.)  The Overall Morningstar Rating for a mutual fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics.  This investment's independent Morningstar Rating metric is then compared against the mutual fund universe breakpoints to determine its hypothetical rating.

Data presented reflects past performance, which is no guarantee of future results. © 2010 Morningstar, Inc. All Rights Reserved.

This presentation should not be considered sales material and is not an offer or a solicitation for any securities.

Exhibit - 1

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Consolidated Statements of Income
(unaudited, in thousands, except share and per share amounts or as noted)

	Three Months Ended			% Change From		Year Ended		% Change From
	Dec. 31, 2009	Dec. 31, 2008	Sep. 30, 2009	Dec. 31, 2008	Sep. 30, 2009	Dec. 31, 2009	Dec. 31, 2008	Dec. 31, 2008
Revenues and other operating income:
Investment management fees	$89,282	$73,944	$83,477	21%	7%	$305,335	$425,003	(28%)
Net gains (losses) on securities held for deferred compensation	281	(1,237)	977	123%	(71%)	1,970	(2,856)	169%
Foreign currency gains (losses)	21	(74)	34	128%	(38%)	87	(101)	186%
Total revenues and other operating income	89,584	72,633	84,488	23%	6%	307,392	422,046	(27%)

Expenses:
Employee compensation and benefits:
Salaries, incentive compensation and benefits	21,728	16,172	22,390	34%	(3%)	79,035	92,487	(15%)
Allocation of Class B profits interests	-	12,091	12,191	(100%)	(100%)	33,663	76,074	(56%)
Change in redemption value of Class B profits interests	-	1,205	230,572	(100%)	(100%)	266,110	54,558	NM
Tax receivable agreement	-	-	97,909	NM	(100%)	97,909	-	NM
Total employee compensation and benefits	21,728	29,468	363,062	(26%)	(94%)	476,717	223,119	114%
Shareholder servicing and marketing	5,176	4,536	4,502	14%	15%	16,886	23,369	(28%)
General and administrative	9,511	15,175	15,228	(37%)	(38%)	42,317	62,833	(33%)
Total expenses	36,415	49,179	382,792	(26%)	(90%)	535,920	309,321	73%

Operating income (loss) before income tax expense	53,169	23,454	(298,304)	127%	118%	(228,528)	112,725	NM

Non-operating income (loss)	(1,184)	1,228	122	(196%)	NM	(1,395)	3,181	(144%)
Income (loss) before income tax expense	51,985	24,682	(298,182)	111%	117%	(229,923)	115,906	NM

Income taxes	12,433	11,433	113,980	9%	(89%)	134,287	54,755	145%
Net income (loss)	39,552	13,249	(412,162)	199%	110%	(364,210)	61,151	NM

Net income attributable to non-controlling interests	13,843	-	261	NM	NM	14,104	-	NM
Net income (loss) attributable to Artio Global Investors	$25,709	$13,249	$(412,423)	94%	106%	$(378,314)	$61,151	NM

Net income (loss) per share attributable to Artio Global Investors:
Basic	$0.58	$0.32	$(9.81)	81%	106%	$(8.88)	$1.46	NM
Diluted	$0.56	$0.32	$(9.81)	75%	106%	$(8.88)	$1.46	NM

Weighted average shares used in net income (loss) per share
attributable to Artio Global Investors (6) :
Basic	44,408,938	42,000,000	42,052,324	6%	6%	42,620,373	42,000,000	1%
Diluted	60,008,938	42,000,000	42,052,324	43%	43%	42,620,373	42,000,000	1%

NM - Not Meaningful

Assets Under Management ($ in millions) (1)	$55,993	$45,200	$55,798	24%	0%	$55,993	$45,200	24%

Average Assets Under Management ($ in millions) (1) (2)	$55,362	$47,667	$51,793	16%	7%	$48,166	$64,776	(26%)

Effective fee rate (basis points) (3)	64.5	62.1	64.5			63.4	65.6

Effective tax rate	23.9%	46.3%	NM			NM	47.2%

Employee compensation and benefits as a percentage of total
revenues and other operating income (4)	24.3%	40.6%	NM			NM	52.9%

Operating margin (5)	59.4%	32.3%	NM			NM	26.7%

1.	Excludes Legacy Activities.
2.	Average assets under management for a period is computed on the beginning-of-month balance and all end-of-month balances in the period.
3.	Effective fee rate is defined as annualized investment management fees divided by the average assets under management for the period.
4.	Employee compensation and benefits expense divided by total revenues and other operating income.
5.	Operating income (loss) before income tax expense divided by total revenues and other operating income.
6.
As a result of the loss reported for the three months ended Sep. 30, 2009 and year ended Dec. 31, 2009, basic and diluted shares outstanding are equal for such periods.  Basic and diluted shares outstanding for the three months and year ended Dec. 31, 2008 are equal to the Company's outstanding shares prior to the IPO.

Exhibit - 2

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Non-GAAP Adjusted Consolidated Statements of Income
(unaudited, in thousands, except share and per share amounts or as noted)

	Three Months Ended			% Change From		Year Ended		% Change From
	Dec. 31, 2009	Dec. 31, 2008	Sep. 30, 2009	Dec. 31, 2008	Sep. 30, 2009	Dec. 31, 2009	Dec. 31, 2008	Dec. 31, 2008
Revenues and other operating income:
Investment management fees	$89,282	$73,944	$83,477	21%	7%	$305,335	$425,003	(28%)
Net gains (losses) on securities held for deferred compensation	281	(1,237)	977	123%	(71%)	1,970	(2,856)	169%
Foreign currency gains (losses)	21	(74)	34	128%	(38%)	87	(101)	186%
Total revenues and other operating income	89,584	72,633	84,488	23%	6%	307,392	422,046	(27%)

Expenses:
Employee compensation and benefits:
Salaries, incentive compensation and benefits	17,523	13,954	22,303	26%	(21%)	74,743	83,609	(11%)
Allocation of Class B profits interests	-	-	-	NM	NM	-	-	NM
Change in redemption value of Class B profits interests	-	-	-	NM	NM	-	-	NM
Tax receivable agreement	-	-	-	NM	NM	-	-	NM
Total employee compensation and benefits	17,523	13,954	22,303	26%	(21%)	74,743	83,609	(11%)
Shareholder servicing and marketing	5,176	4,536	4,502	14%	15%	16,886	23,369	(28%)
General and administrative	9,511	15,175	15,228	(37%)	(38%)	42,317	62,833	(33%)
Total expenses	32,210	33,665	42,033	(4%)	(23%)	133,946	169,811	(21%)

Operating income before income tax expense	57,374	38,968	42,455	47%	35%	173,446	252,235	(31%)

Non-operating income (loss)	(1,184)	1,228	122	(196%)	NM	(1,395)	3,181	(144%)
Income before income tax expense	56,190	40,196	42,577	40%	32%	172,051	255,416	(33%)

Income taxes	20,130	17,957	14,600	12%	38%	67,149	112,364	(40%)
Net income	36,060	22,239	27,977	62%	29%	104,902	143,052	(27%)

Net income attributable to non-controlling interests	-	-	-	NM	NM	-	-	NM
Net income attributable to Artio Global Investors	$36,060	$22,239	$27,977	62%	29%	$104,902	$143,052	(27%)

Net income per diluted share attributable to Artio Global Investors	$0.60	$0.37	$0.47	62%	28%	$1.75	$2.38	(26%)

Weighted average diluted shares used in net income per share
attributable to Artio Global Investors	60,008,938	60,000,000	60,000,994	0%	0%	60,002,291	60,000,000	0%

NM - Not Meaningful

Assets Under Management ($ in millions) (1)	$55,993	$45,200	$55,798	24%	0%	$55,993	$45,200	24%

Average Assets Under Management ($ in millions) (1) (2)	$55,362	$47,667	$51,793	16%	7%	$48,166	$64,776	(26%)

Effective fee rate (basis points) (3)	64.5	62.1	64.5			63.4	65.6

Effective tax rate	35.8%	44.7%	34.3%			39.0%	44.0%

Employee compensation and benefits as a percentage of total
revenues and other operating income (4)	19.6%	19.2%	26.4%			24.3%	19.8%

Operating margin (5)	64.0%	53.7%	50.2%			56.4%	59.8%

1.	Excludes Legacy Activities.
2.	Average assets under management for a period is computed on the beginning-of-month balance and all end-of-month balances in the period.
3.	Effective fee rate is defined as annualized investment management fees divided by the average assets under management for the period.
4.	Employee compensation and benefits expense divided by total revenues and other operating income.
5.	Operating income before income tax expense divided by total revenues and other operating income.

Exhibit - 3

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Adjusted Consolidated Statements of Income
(unaudited, in thousands, except share and per share amounts)

See Exhibit 5 for notes describing adjustments set forth below.

	Three Months Ended Dec. 31, 2009				Year Ended Dec. 31, 2009
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues and other operating income:
Investment management fees	$89,282	$-		$89,282	$305,335	$-		$305,335
Net gains on securities held for deferred compensation	281	-		281	1,970	-		1,970
Foreign currency gains	21	-		21	87	-		87
Total revenues and other operating income	89,584	-		89,584	307,392	-		307,392

Expenses:
Employee compensation and benefits:
Salaries, incentive compensation and benefits	21,728	(4,205)	(a)	17,523	79,035	(4,292)	(a)	74,743
Allocation of Class B profits interests	-	-		-	33,663	(33,663)	(c)	-
Change in redemption value of Class B profits interests	-	-		-	266,110	(266,110)	(c)	-
Tax receivable agreement	-	-		-	97,909	(97,909)	(d)	-
Total employee compensation and benefits	21,728	(4,205)		17,523	476,717	(401,974)		74,743
Shareholder servicing and marketing	5,176	-		5,176	16,886	-		16,886
General and administrative	9,511	-		9,511	42,317	-		42,317
Total expenses	36,415	(4,205)		32,210	535,920	(401,974)		133,946

Operating income (loss) before income tax expense	53,169	4,205		57,374	(228,528)	401,974		173,446

Non-operating income (loss)	(1,184)	-		(1,184)	(1,395)	-		(1,395)
Income (loss) before income tax expense	51,985	4,205		56,190	(229,923)	401,974		172,051

Income taxes	12,433	7,697	(e)	20,130	134,287	(67,138)	(e)	67,149
Net income (loss)	39,552	(3,492)		36,060	(364,210)	469,112		104,902

Net income attributable to non-controlling interests	13,843	(13,843)	(f)	-	14,104	(14,104)	(f)	-
Net income (loss) attributable to Artio Global Investors	$25,709	$ 10,351		$36,060	$(378,314)	$483,216		$$104,902

Net income (loss) per diluted share attributable to Artio Global
Investors	$0.56			$0.60	$(8.88)			$1.75

Weighted average diluted shares used in net income (loss) per
share attributable to Artio Global Investors	60,008,938	-		60,008,938	42,620,373	17,381,918	(g)	60,002,291

Exhibit - 4

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Adjusted Consolidated Statements of Income
(unaudited, in thousands, except share and per share amounts)

See Exhibit 5 for notes describing adjustments set forth below.

	Three Months Ended Dec. 31, 2008				Year Ended Dec. 31, 2008				Three Months Ended Sep. 30, 2009
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues and other operating income:
Investment management fees	$73,944	$-		$73,944	$425,003	$-		$425,003	$83,477	$-		$83,477
Net gains (losses) on securities held for deferred compensation	(1,237)	-		(1,237)	(2,856)	-		(2,856)	977	-		977
Foreign currency gains (losses)	(74)	-		(74)	(101)	-		(101)	34	-		34
Total revenues and other operating income	72,633	-		72,633	422,046	-		422,046	84,488	-		84,488

Expenses:
Employee compensation and benefits:
Salaries, incentive compensation and benefits	16,172	(2,218)	(b)	13,954	92,487	(8,878)	(b)	83,609	22,390	(87)	(a)	22,303
Allocation of Class B profits interests	12,091	(12,091)	(c)	-	76,074	(76,074)	(c)	-	12,191	(12,191)	(c)	-
Change in redemption value of Class B profits interests	1,205	(1,205)	(c)	-	54,558	(54,558)	(c)	-	230,572	(230,572)	(c)	-
Tax receivable agreement	-	-		-	-	-		-	97,909	(97,909)	(d)	-
Total employee compensation and benefits	29,468	(15,514)		13,954	223,119	(139,510)		83,609	363,062	(340,759)		22,303
Shareholder servicing and marketing	4,536	-		4,536	23,369	-		23,369	4,502	-		4,502
General and administrative	15,175	-		15,175	62,833	-		62,833	15,228	-		15,228
Total expenses	49,179	(15,514)		33,665	309,321	(139,510)		169,811	382,792	(340,759)		42,033

Operating income (loss) before income tax expense	23,454	15,514		38,968	112,725	139,510		252,235	(298,304)	340,759		42,455

Non-operating income	1,228	-		1,228	3,181	-		3,181	122	-		122
Income (loss) before income tax expense	24,682	15,514		40,196	115,906	139,510		255,416	(298,182)	340,759		42,577

Income taxes	11,433	6,524	(e)	17,957	54,755	57,609	(e)	112,364	113,980	(99,380)	(e)	14,600
Net income (loss)	13,249	8,990		22,239	61,151	81,901		143,052	(412,162)	440,139		27,977

Net income attributable to non-controlling interests	-	-		-	-	-		-	261	(261)	(f)	-
Net income (loss) attributable to Artio Global Investors	$13,249	$8,990		$22,239	$61,151	$81,901		$143,052	$(412,423)	$440,400		$27,977

Net income (loss) per diluted share attributable to Artio Global
Investors	$0.32			$0.37	$1.46			$2.38	$(9.81)			$0.47

Weighted average diluted shares used in net income (loss) per
share attributable to Artio Global Investors	42,000,000	18,000,000	(g)	60,000,000	42,000,000	18,000,000	(g)	60,000,000	42,052,324	17,948,670	(g)	60,000,994

Exhibit - 5
ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Notes to Reconciliation of GAAP to Non-GAAP Adjusted Consolidated Statements of Income

Management believes the Non-GAAP adjustments set forth below provide the reader the ability to compare current period results with prior period results.  Additional information on the reorganization of the Company's ownership structure and the relating non-recurring items are discussed in the Company's final prospectus dated September 23, 2009.

(a)	Adjustments to exclude the amortization expense associated with the restricted stock units awarded at the time of the IPO, as the granting of the awards was one-time in nature.

(b)
Adjustments to exclude deferred compensation relating to the Principals, as the deferred compensation arrangement with the Principals was fully vested at Dec. 31, 2008 and the Company will no longer incur compensation expense relating to such agreement.

(c)
Adjustments to exclude the allocation of Class B profits interests and the change in redemption value of Class B profits interests, from all applicable periods presented, as the Company no longer incurs these expenses following the reorganization of the Company's ownership structure in connection with the IPO.

(d)	Adjustment to exclude the $97.9 million non-cash compensation expense associated with the establishment of a tax receivable agreement with our Principals, as this was a non-recurring charge.

(e)
The adjustment to income taxes for the three months ended Dec. 31, 2009 reflects the tax effect of the assumed exchange of the Principals' non-controlling interests into Class A common stock, since prior to such exchange, income tax expense excludes the U.S. federal and state taxes for the income attributable to the Principals.  In addition, the adjustment reflects the tax effect of excluding the amortization expense associated with the restricted stock units awarded at the time of the IPO.

The adjustments to income taxes for the three months and year ended Dec. 31, 2008 primarily reflect the tax effect of excluding the allocation of Class B profits interests, change in redemption value of Class B profits interests and deferred compensation relating to the Principals, for each period.

The $99.4 million adjustment to income taxes for the three months ended Sep. 30, 2009 primarily reflects the following:

i.
Income tax effect of ($110.3) million resulting from excluding the de-recognition of the deferred tax asset associated with the liability relating to the redemption value of the Principals' former Class B profits interests as this will not have a continuing impact on our results of operations following the reorganization of the Company's ownership structure in connection with the IPO.

ii.
Income tax expense of $11.5 million relating to the tax effect of excluding the allocation of Class B profits interests of $12.2 million and change in redemption value of Class B profits interests of $14.8 million.  There is no income tax expense effect on the $215.8 million compensation expense for the acceleration and vesting of our Principals' membership interest and the $97.9 million expense for the establishment of a tax receivable agreement with our Principals, both of which were incurred as a result of the reorganization of the Company's ownership structure in connection with the IPO, and therefore no adjustment is necessary.

The adjustment to income taxes for the year ended Dec. 31, 2009 primarily reflects the tax effect of excluding the allocation of Class B profits interests and the change in redemption value of Class B profits interests for the six months ended Jun. 30, 2009, plus the adjustments to income taxes for the three months ended Sep. 30, 2009 and Dec. 31, 2009 noted above.

(f)	Adjustment to eliminate the Principals' non-controlling interests which are assumed to be exchanged for Class A common stock on the first day of the respective period.

(g)
Diluted shares outstanding assumes the Company's ownership structure following the IPO was in effect at the beginning of each period presented and the Principals have exchanged their Class A Units in the intermediate holding company for Class A common stock in the public company.

Exhibit - 6

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Assets under Management by Investment Vehicle
(unaudited, in millions)

	Three Months Ended			% Change From		Year Ended		% Change From
	Dec. 31, 2009	Dec. 31, 2008	Sep. 30, 2009	Dec. 31, 2008	Sep. 30, 2009	Dec. 31, 2009	Dec. 31, 2008	Dec. 31, 2008

Proprietary Funds
Beginning assets under management	$24,063	$25,716	$20,153	(6%)	19%	$19,466	$37,117	(48%)
Gross client cash inflows	2,015	2,108	1,821	(4%)	11%	7,659	8,716	(12%)
Gross client cash outflows	(1,967)	(4,049)	(1,730)	51%	(14%)	(7,038)	(10,973)	36%
Net client cash flows	48	(1,941)	91	102%	(47%)	621	(2,257)	128%
Transfers between investment vehicles	(38)	1	-	NM	NM	(38)	(188)	80%
Total client cash flows	10	(1,940)	91	101%	(89%)	583	(2,445)	124%
Market appreciation (depreciation)	409	(4,310)	3,819	109%	(89%)	4,433	(15,206)	129%
Ending assets under management	24,482	19,466	24,063	26%	2%	24,482	19,466	26%

Institutional Commingled Funds
Beginning assets under management	8,916	8,385	7,324	6%	22%	7,056	9,357	(25%)
Gross client cash inflows	199	301	481	(34%)	(59%)	1,391	3,617	(62%)
Gross client cash outflows	(228)	(138)	(326)	(65%)	30%	(1,118)	(1,135)	1%
Net client cash flows	(29)	163	155	(118%)	(119%)	273	2,482	(89%)
Transfers between investment vehicles	38	7	(10)	NM	NM	29	194	(85%)
Total client cash flows	9	170	145	(95%)	(94%)	302	2,676	(89%)
Market appreciation (depreciation)	273	(1,499)	1,447	118%	(81%)	1,840	(4,977)	137%
Ending assets under management	9,198	7,056	8,916	30%	3%	9,198	7,056	30%

Separate Accounts
Beginning assets under management	17,396	16,687	14,778	4%	18%	14,342	22,897	(37%)
Gross client cash inflows	476	1,082	634	(56%)	(25%)	2,273	2,361	(4%)
Gross client cash outflows	(483)	(725)	(624)	33%	23%	(2,028)	(1,803)	(12%)
Net client cash flows	(7)	357	10	(102%)	(170%)	245	558	(56%)
Transfers between investment vehicles	-	(8)	10	100%	(100%)	9	(53)	117%
Total client cash flows	(7)	349	20	(102%)	(135%)	254	505	(50%)
Market appreciation (depreciation)	465	(2,694)	2,598	117%	(82%)	3,258	(9,060)	136%
Ending assets under management	17,854	14,342	17,396	24%	3%	17,854	14,342	24%

Sub-advisory Accounts
Beginning assets under management	5,423	5,860	4,571	(7%)	19%	4,336	5,991	(28%)
Gross client cash inflows	108	66	234	64%	(54%)	768	2,557	(70%)
Gross client cash outflows	(1,076)	(668)	(169)	(61%)	NM	(1,569)	(1,410)	(11%)
Net client cash flows	(968)	(602)	65	(61%)	NM	(801)	1,147	(170%)
Transfers between investment vehicles	-	-	-	NM	NM	-	47	(100%)
Total client cash flows	(968)	(602)	65	(61%)	NM	(801)	1,194	(167%)
Market appreciation (depreciation)	4	(922)	787	100%	(99%)	924	(2,849)	132%
Ending assets under management	4,459	4,336	5,423	3%	(18%)	4,459	4,336	3%

Total Assets under Management (1)
Beginning assets under management	55,798	56,648	46,826	(2%)	19%	45,200	75,362	(40%)
Gross client cash inflows	2,798	3,557	3,170	(21%)	(12%)	12,091	17,251	(30%)
Gross client cash outflows	(3,754)	(5,580)	(2,849)	33%	(32%)	(11,753)	(15,321)	23%
Net client cash flows	(956)	(2,023)	321	53%	NM	338	1,930	(82%)
Transfers between investment vehicles	-	-	-	NM	NM	-	-	NM
Total client cash flows	(956)	(2,023)	321	53%	NM	338	1,930	(82%)
Market appreciation (depreciation)	1,151	(9,425)	8,651	112%	(87%)	10,455	(32,092)	133%
Ending assets under management	$55,993	$45,200	$55,798	24%	0%	$55,993	$45,200	24%

1.	Total Assets under Management excludes Legacy Activities

Exhibit - 7

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Assets under Management by Investment Strategy
(unaudited, in millions)

	Three Months Ended			% Change From		Year Ended		% Change From
	Dec. 31, 2009	Dec. 31, 2008	Sep. 30, 2009	Dec. 31, 2008	Sep. 30, 2009	Dec. 31, 2009	Dec. 31, 2008	Dec. 31, 2008

International Equity I
Beginning assets under management	$22,039	$27,109	$19,124	(19%)	15%	$20,188	$42,517	(53%)
Gross client cash inflows	457	586	317	(22%)	44%	1,759	3,126	(44%)
Gross client cash outflows	(1,340)	(2,637)	(1,167)	49%	(15%)	(4,406)	(7,384)	40%
Net client cash flows	(883)	(2,051)	(850)	57%	(4%)	(2,647)	(4,258)	38%
Transfers between investment strategies	-	-	-	NM	NM	10	(155)	106%
Total client cash flows	(883)	(2,051)	(850)	57%	(4%)	(2,637)	(4,413)	40%
Market appreciation (depreciation)	500	(4,870)	3,765	110%	(87%)	4,105	(17,916)	123%
Ending assets under management	21,656	20,188	22,039	7%	(2%)	21,656	20,188	7%

International Equity II
Beginning assets under management	25,051	22,644	20,371	11%	23%	18,697	26,050	(28%)
Gross client cash inflows	1,158	2,330	1,748	(50%)	(34%)	6,349	11,532	(45%)
Gross client cash outflows	(2,027)	(2,127)	(1,224)	5%	(66%)	(5,249)	(5,706)	8%
Net client cash flows	(869)	203	524	NM	NM	1,100	5,826	(81%)
Transfers between investment strategies	-	-	-	NM	NM	-	109	(100%)
Total client cash flows	(869)	203	524	NM	NM	1,100	5,935	(81%)
Market appreciation (depreciation)	534	(4,150)	4,156	113%	(87%)	4,919	(13,288)	137%
Ending assets under management	24,716	18,697	25,051	32%	(1%)	24,716	18,697	32%

High Grade Fixed Income
Beginning assets under management	5,016	4,796	4,689	5%	7%	4,566	4,657	(2%)
Gross client cash inflows	399	385	339	4%	18%	1,481	1,550	(4%)
Gross client cash outflows	(157)	(640)	(240)	75%	35%	(1,230)	(1,523)	19%
Net client cash flows	242	(255)	99	195%	144%	251	27	NM
Transfers between investment strategies	-	-	-	NM	NM	(16)	(117)	86%
Total client cash flows	242	(255)	99	195%	144%	235	(90)	NM
Market appreciation (depreciation)	35	25	228	40%	(85%)	492	(1)	NM
Ending assets under management	5,293	4,566	5,016	16%	6%	5,293	4,566	16%

High Yield
Beginning assets under management	2,934	1,138	2,017	158%	45%	977	852	15%
Gross client cash inflows	749	202	719	NM	4%	2,399	807	197%
Gross client cash outflows	(210)	(126)	(188)	(67%)	(12%)	(639)	(442)	(45%)
Net client cash flows	539	76	531	NM	2%	1,760	365	NM
Transfers between investment strategies	-	-	-	NM	NM	6	117	(95%)
Total client cash flows	539	76	531	NM	2%	1,766	482	NM
Market appreciation (depreciation)	43	(237)	386	118%	(89%)	773	(357)	NM
Ending assets under management	3,516	977	2,934	NM	20%	3,516	977	NM

Global Equity
Beginning assets under management	575	671	476	(14%)	21%	591	761	(22%)
Gross client cash inflows	27	54	43	(50%)	(37%)	89	210	(58%)
Gross client cash outflows	(18)	(16)	(28)	(13%)	36%	(186)	(95)	(96%)
Net client cash flows	9	38	15	(76%)	(40%)	(97)	115	(184%)
Transfers between investment strategies	-	-	-	NM	NM	-	46	(100%)
Total client cash flows	9	38	15	(76%)	(40%)	(97)	161	(160%)
Market appreciation (depreciation)	34	(118)	84	129%	(60%)	124	(331)	137%
Ending assets under management	618	591	575	5%	7%	618	591	5%

Exhibit - 7

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
Assets under Management by Investment Strategy
(unaudited, in millions)

	Three Months Ended			% Change From		Year Ended		% Change From
	Dec. 31, 2009	Dec. 31, 2008	Sep. 30, 2009	Dec. 31, 2008	Sep. 30, 2009	Dec. 31, 2009	Dec. 31, 2008	Dec. 31, 2008

US Equity
Beginning assets under management	73	107	56	(32%)	30%	49	133	(63%)
Gross client cash inflows	8	-	4	NM	100%	14	18	(22%)
Gross client cash outflows	(2)	(22)	(1)	91%	(100%)	(9)	(38)	76%
Net client cash flows	6	(22)	3	127%	100%	5	(20)	125%
Transfers between investment strategies	-	-	-	NM	NM	-	-	NM
Total client cash flows	6	(22)	3	127%	100%	5	(20)	125%
Market appreciation (depreciation)	2	(36)	14	106%	(86%)	27	(64)	142%
Ending assets under management	81	49	73	65%	11%	81	49	65%

Other (1)
Beginning assets under management	110	183	93	(40%)	18%	132	392	(66%)
Gross client cash inflows	-	-	-	NM	NM	-	8	(100%)
Gross client cash outflows	-	(12)	(1)	100%	100%	(34)	(133)	74%
Net client cash flows	-	(12)	(1)	100%	100%	(34)	(125)	73%
Transfers between investment strategies	-	-	-	NM	NM	-	-	NM
Total client cash flows	-	(12)	(1)	100%	100%	(34)	(125)	73%
Market appreciation (depreciation)	3	(39)	18	108%	(83%)	15	(135)	111%
Ending assets under management	113	132	110	(14%)	3%	113	132	(14%)

Total Assets under Management (2)
Beginning assets under management	55,798	56,648	46,826	(2%)	19%	45,200	75,362	(40%)
Gross client cash inflows	2,798	3,557	3,170	(21%)	(12%)	12,091	17,251	(30%)
Gross client cash outflows	(3,754)	(5,580)	(2,849)	33%	(32%)	(11,753)	(15,321)	23%
Net client cash flows	(956)	(2,023)	321	53%	NM	338	1,930	(82%)
Transfers between investment strategies	-	-	-	NM	NM	-	-	NM
Total client cash flows	(956)	(2,023)	321	53%	NM	338	1,930	(82%)
Market appreciation (depreciation)	1,151	(9,425)	8,651	112%	(87%)	10,455	(32,092)	133%
Ending assets under management	$55,993	$45,200	$55,798	24%	0%	$55,993	$45,200	24%

1.	Other includes Other International Equity and Other strategies
2.	Total Assets under Management excludes Legacy Activities

Exhibit - 8

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES Mutual Fund Performance Data (1)

	Morningstar Ratings /
	Funds in Total Universe (# of Funds)			Lipper Percentile Rankings (PR) / Funds in Total Universe (# of Funds)
				1-Year		3-Year		5-Year		10-Year
		# of			# of		# of		# of		# of
Fund	Rating	Funds	Category	PR	Funds	PR	Funds	PR	Funds	PR	Funds	Classification

Artio International Equity Fund, Class A (2)	4	635	Foreign Large Blend	85	388	56	308	24	260	6	146	International Large-Cap Core
Artio International Equity Fund, Class I (2)	4	635	Foreign Large Blend	84	388	54	308	21	260	5	146	International Large-Cap Core

Artio International Equity II Fund, Class A	4	635	Foreign Large Blend	81	388	32	308	NA	NA	NA	NA	International Large-Cap Core
Artio International Equity II Fund, Class I	4	635	Foreign Large Blend	79	388	28	308	NA	NA	NA	NA	International Large-Cap Core

Artio Global Equity Fund, Class A	3	542	World Stock	34	101	52	89	49	73	NA	NA	Global Large-Cap Core
Artio Global Equity Fund, Class I	3	542	World Stock	31	101	48	89	NA	NA	NA	NA	Global Large-Cap Core

Artio Microcap Fund, Class A	1	669	Small Growth	3	742	61	621	NA	NA	NA	NA	Small-Cap Core
Artio Microcap Fund, Class I	1	669	Small Growth	3	742	59	621	NA	NA	NA	NA	Small-Cap Core

Artio Smallcap Fund, Class A	4	669	Small Growth	3	742	3	621	NA	NA	NA	NA	Small-Cap Core
Artio Smallcap Fund, Class I	4	669	Small Growth	2	742	3	621	NA	NA	NA	NA	Small-Cap Core

Artio Midcap Fund, Class A	2	727	Mid-Cap Growth	15	467	74	418	NA	NA	NA	NA	Mid-Cap Growth
Artio Midcap Fund, Class I	2	727	Mid-Cap Growth	13	467	73	418	NA	NA	NA	NA	Mid-Cap Growth

Artio Multicap Fund, Class A	2	1548	Large Growth	24	441	65	369	NA	NA	NA	NA	Multi-Cap Growth
Artio Multicap Fund, Class I	2	1548	Large Growth	23	441	60	369	NA	NA	NA	NA	Multi-Cap Growth

Artio Global High Income Fund, Class A	5	475	High Yield Bond	19	456	4	390	4	341	NA	NA	High Current Yield
Artio Global High Income Fund, Class I	5	475	High Yield Bond	18	456	3	390	3	341	NA	NA	High Current Yield

Artio Total Return Bond Fund, Class A	4	978	Intermediate Term Bond	66	533	32	445	25	385	11	215	Intermediate Investment Grade Debt
Artio Total Return Bond Fund, Class I	5	978	Intermediate Term Bond	64	533	27	445	18	385	7	215	Intermediate Investment Grade Debt

Note: Data as of December 31, 2009

NA: Not applicable

1.
Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads.  If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

For each mutual fund with at least a three-year history, Morningstar calculates a Morningstar Rating™ based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.)  The Overall Morningstar Rating for a mutual fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics.  This investment's independent Morningstar Rating metric is then compared against the mutual fund universe breakpoints to determine its hypothetical rating. Data presented reflects past performance, which is no guarantee of future results. © 2010 Morningstar, Inc. All Rights Reserved.  This presentation should not be considered sales material and is not an offer or a solicitation for any securities.

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